As filed with the Securities and Exchange Commission on February __, 1999.

                                                    Registration No. 333-
                                                                         ------

-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                            FORM S-8 AND FORM S-3

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                            Palm Desert Art, Inc.
             --------------------------------------------------
             (Exact name of issuer as specified in its charter)


              Delaware                               02- 0429620
   -------------------------------               -------------------
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)

74-350 Alessandro Dr., Suite A-2, Palm Desert, CA       92260
-------------------------------------------------    ----------
(Address of Principal Executive Offices)             (Zip Code)


             Palm Desert Art, Inc. 1999 Stock Compensation Plan
             Palm Desert Art Inc. 1998 Stock Compensation Grants
             ---------------------------------------------------
                          (Full title of the plans)

               Hugh G. Pike, President, 74-350 Alessandro Dr.,
                      Suite A-2, Palm Desert, CA 92260
               -----------------------------------------------
                   (Name and address of agent for service)

                               (760) 346-1192
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Upon grant of shares or exercise of the options granted under the Stock Compensation Plan, but in no event prior to the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                       CALCULATION OF REGISTRATION FEE

                                              Proposed          Proposed
                                              maximum           maximum
Title of securities to    Amount to be     offering price      aggregate            Amount of
    be registered         registered(1)      per share       offering price    Registration Fee(2)
----------------------    -------------    --------------    --------------    -------------------

Common Stock
$.002 par value              616,000           $.625            $385,000             $107.03
--------------------------------------------------------------------------------------------------

<F1>  The aggregate amount of securities registered hereunder is 616,000 shares of Common Stock: 166,000 shares have previously been issued by the Registrant, and 450,000 shares which may be issued by the Registrant pursuant to the Registrant's 1999 Stock Compensation Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.
<F2>  The fee with respect to 616,000 shares has been calculated pursuant to paragraphs (h) and (c) of Rule 457 upon the basis of $.625 per share, the average of the bid and asked price per share of the Registrant's Common Stock on February 16, 1999, a date within five
      (5) business days prior to the date of filing of this Registration Statement, as reported by the Over The Counter Bulletin Board ("OTC Bulletin Board") of the National Association of Securities Dealers, Inc. ("NASD").

                              EXPLANATORY NOTE

      This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by affiliates and non-affiliates of Palm Desert Art, Inc. the "Registrant") of shares of Common Stock of the Registrant which have been previously issued by the Registrant. The second part contains Information Required in the Registration Statement pursuant to Part II of Form S-8 and certain items from Information Not Required in the Prospectus pursuant to Part II of Form S-3. Pursuant to the introductory Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Commission.


PROSPECTUS

                            PALM DESERT ART, INC.
                      74-350 Alessandro Dr., Suite A-2,
                            Palm Desert, CA 92260
                               (760) 346-1192

                       166,000 SHARES OF COMMON STOCK

      This prospectus relates to the offer and sale of up to 166,000 shares of our common stock by certain selling stockholders. These selling stockholders are consultants to the Company who have acquired these shares as compensation for consulting services previously rendered. On February 19, 1999, the closing price of the Common Stock was $.50 per share. The selling stockholders may offer their shares from time to time, in different types of transactions, including brokerage and negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated or other prices.

      We will receive no proceeds from any of these sales.

      Our Common Stock is traded on the Over-the Counter (OTC) Bulletin Board operated by the National Association of Securities Dealers. Our ticker symbol is "PDAP". The bid and asked prices of our Common Stock on February 16, 1999 was $.50 and $.6875 per share, respectively.

                            --------------------

      THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            --------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THISPROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            --------------------

              THE DATE OF THIS PROSPECTUS IS FEBRUARY 16, 1999.

                     WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be also obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference rooms in New York, New York and Chicago, Illinois, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such information may also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Our filings with the Commission are also available to the public from commercial document retrieval services and at the Commission's web site at http://www.sec.gov.

      We are allowed to "incorporate by reference" the information we file with the Commission (File No. 0-17623), which means that we can disclose important information to you by referring you to another document we filed with the Commission. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below

      (a) Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 1998;

      (b) Our Quarterly Report on Form 10-QSB for the quarterly period ended October 31, 1998;

      (c)   Our Current Report on Form 8-K, filed on August 20, 1999

      (d) All documents filed by us in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares are sold by the Selling Shareholders.

      You should read the information relating to us in this Prospectus together with the information in the documents incorporated by reference. Any statement contained in a document incorporated by reference herein, unless otherwise indicated therein, speaks as of the date of the document. Statements contained in this Prospectus may modify or replace statements contained in the documents incorporated by reference. We will furnish without charge to you, upon request, a copy of any or all of the documents described above, except for exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to:

                            PALM DESERT ART, INC.
                      74-350 Alessandro Dr., Suite A-2,
                            Palm Desert, CA 92260
                               (760) 346-1192.

      This prospectus is part of a registration statement we filed with the Commission. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of the shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains certain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and information relating to us that are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including those risks discussed under "Risk Factors" on Page 5. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on this prospectus. We have no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                             PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THETERMS OF OUR SECURITIES, YOU SHOULD CAREFULLY READ THIS DOCUMENT. YOU SHOULD ALSO READ THE DOCUMENTS WE HAVE REFERRED YOU TO IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 1 FOR INFORMATION ON OUR COMPANY AND OUR FINANCIAL STATEMENTS.

OUR BUSINESS

      We are an integrated publisher and retailer of limited-edition serigraphs, lithographs and other works of fine art created by internationally recognized and innovative, contemporary artists. We have obtained the exclusive rights to publish the artworks of several contemporary artists who are well-recognized in the art community. We use various publishing techniques ranging from the classic, hand-pulled serigraphy to innovative new printing techniques which incorporate hand-painted details. We maintain art galleries in Palm Desert and Tarzana, California, and in August 1998, we acquired six art framing shops and galleries in Upstate New York.

      We intend to continue to obtain the exclusive rights to publish contemporary artists while growing our gallery and publishing business and reputation through the acquisition of art framing shops and galleries nationwide. Our business plan is to develop a national chain of galleries to sell fine artwork and provide high-quality art framing services. By consolidating material handling and frame cutting into regional framing centers, we hope to realize substantial cost savings.

      In 1998, we changed the name of the company from Database
Technologies, Inc. to Palm Desert Art, Inc. and we relocated our principal place of business from Bedford, New Hampshire to Palm Desert, California.

Recent Developments

      In August 1998, we acquired R M & M Framemakers, Inc. (RM&M), a New York corporation engaged in the art framing and gallery business. In connection with this transaction, we issued 645,000 shares our Common Stock to the former shareholders of RM&M. We have recently commenced negotiations with the former shareholders of RM&M to resell RM&M back to said shareholders, and we anticipate that this transaction, if it occurs at all, will retroactively take effect prior to the close of the quarter ended January 31, 1999.

      Also in August 1998, we also issued 166,000 shares of our Common Stock to three consultants as payment for services rendered. In addition, we issued 800,000 shares of our Common Stock to three private investors for a price of $.30 per share. The proceeds from this private placement were used to pay off company debt.

                                RISK FACTORS

      All prospective investors should carefully consider, among other things, the following factors before purchasing any securities offered hereby:

Limited Operating History. We have had only a limited operating history in the art publishing business. In April 1998, we purchased all of the assets of Palm Desert Art Publishers, Ltd. LLC, (PDAP) in exchange for approximately 80% of the Company's authorized common stock. At the time of the acquisition, PDAP had been in the art publishing business for only one year. Accordingly, we are subject to the risks inherent in the development of a new business enterprise; including:

      - the complications, delays and resulting expenses often encountered in marketing artwork and related services;

      - the uncertainties of developing and marketing such artwork and services; and

      - the difficulties in recruiting and retaining qualified personnel.

Limited Profitability. Our financial statements for the fiscal year ended April 30, 1998 consist of the operations formerly known as Palm Desert Art Publishers Ltd., LLC, which recorded net income for its first year of
operation of  $35,910.   Our financial statements for the six months ended
October 31, 1998, which have not yet been audited, show net income of $148,483. We may never be able generate revenues or profits sufficient to pay our expenses and obligations or to acquire the operations of other galleries and art framing shops. We expect that we will incur losses as we increase expenditures for marketing, advertising and acquisitions.

Uncertain Market Acceptance. Since the acquisition of PDAP's assets in April 1998, we have focused our efforts on (1) obtaining the exclusive rights to publish contemporary artists and (2) growing our gallery and publishing business and reputation through the acquisition of art framing shops and galleries nationwide. Although there is an existing market for artwork generally, artwork is subject to the individual tastes of the consumer which cannot be predicted with any degree of accuracy. Accordingly, there is a risk that the art buyers may not appreciate the quality of the Company's publications. Market acceptance of our products will depend, in large part, upon our ability to demonstrate to the art community that we can produce high-quality artwork and framing services at affordable prices. Although we believe that our artwork represents the significant talents of various contemporary artists, we cannot guaranty that our artwork will ever achieve market acceptance.

Limited Marketing Organization. Commercialization of our artwork and framing services will be substantially dependent on

      - our ability to develop or acquire the network of galleries and framing shops throughout the country; and

      - our ability to put together a successful a marketing and sales team.

We cannot guaranty that we will ever be able to develop or acquire this network of galleries or put together a successful sales and marketing team.

Need for Additional Capital.  We will require substantial additional capital

      -     to complete the several acquisitions that we are contemplating;

      -     to hire additional personnel; and

      -     for general working capital purposes.

We may be able to obtain funds for these purposes from a number of sources, including, sales of equity and debt instruments, and bank financing. However, we currently have no arrangements for any such financing, and we cannot guaranty that we will ever be able to obtain any additional financing. Even if we can obtain some financing, we cannot guaranty that that it will be on reasonable or favorable terms, or that it will enough to meet our immediate and long term needs.

Need for Qualified Personnel. In order to meet our business objectives, we will need to hire additional marketing and managerial personnel, and we will be required to compete for such personnel with companies having greater financial and other resources. Because our future success will be dependent, in part, upon our ability to attract and retain qualified personnel, our failure to do so could have a material adverse effect upon our business.

Absence of Dividends. We have not paid any cash dividends and we do not anticipate paying any dividends in the foreseeable future. We expect that all future earnings, if any, will be retained to fund development and expansion. Accordingly, we cannot guaranty that the Company will ever pay cash dividends.

Dependence on Limited Management. Our success is substantially dependent on the efforts and abilities of its President, Hugh G. Pike, who makes or significantly influences most decisions concerning our business and its
management.   If we were to lose Mr. Pike, our business and further
prospects would suffer materially.

Control by Current Management. Management and affiliates of the Company currently own or control more than 50% of the outstanding Common Stock. These persons are and will continue to be able to exercise control over the election of the Company's directors and the appointment of officers.

Dilutive Effect of Stock Options and Stock Grants. We currently have outstanding options to purchase up to 300,000 shares of Common Stock. In addition, the Board of Directors has reserved for issuance 450,000 shares of Common Stock which may be granted from time to time pursuant to the Company's 1999 Stock Compensation Plan (hereinafter the "Plan"). Issuance of shares upon exercise of outstanding options or pursuant to the Plan will reduce the percentage of Common Stock held by the public stockholders.

OTC Bulletin Board; Volatility of Price.  Currently, our Common Stock is
quoted on the OTC Bulletin Board.   The OTC Bulletin Board offers less
trading liquidity than Nasdaq. Quotes for securities traded on the OTC Bulletin Board are not as widely available in newspapers as are those for Nasdaq. Therefore, the lack of readily available price information may impair the ability of purchasers of the Common Stock to resell the securities offered hereby at or near their purchase price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market develops. The trading price of the Common Stock could be subject to wide fluctuations in response to quarterly variations in the Company's operating results, announcements by the Company or other parties, developments affecting the Company, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market price for many companies, often unrelated to the operating performance of such companies and may adversely affect the market price of the Common Stock.

No Proceeds from the Offering. We will not receive any of the proceeds of this offering. All of the proceeds of this offering will be received by the Selling Shareholders.

Possible Future Sales of Shares by the Selling Shareholders. The Selling Shareholders could sell any or all of the Common Stock they own upon the effectiveness of the registration statement of which this prospectus forms a part. The Selling Shareholders may determine to sell shares of Common Stock from time to time for any reason. Although we cannot predict the effect, if any, that sales of shares of Common Stock owned by Selling Shareholders would have on the market price prevailing from time to time, we expect that sales of substantial amounts of Common Stock, or the availability of such shares for sale in the public market, could adversely affect prevailing market prices of our Common Stock.

Shares Eligible for Future Sale. We presently have 5,379,044 shares of Common Stock issued and outstanding, of which approximately 500,000 shares are eligible for sale in the public market to the extent they are not held
by "affiliates."   In addition, we are registering for pubic resale 166,000
shares held by the Selling Shareholders, presently outstanding as well as 450,000 shares which may be issued from time to time pursuant to the 1999 Stock Compensation Plan. The remaining issued and outstanding shares of Common Stock are currently "restricted securities" for purposes of the Securities Act. Approximately 3,276,366 shares will become eligible for resale in the public market pursuant to Rule 144 in April 1999, and another 1,445,000 will become eligible for resale in the public market pursuant to Rule 144 in August 1999. Although the Company can make no prediction as to the effect, if any, that sales of the shares of Common Stock referred to above would have on the market price prevailing from time to time, we expect that sales of substantial amounts of Common Stock, or the availability of such shares for sale in the public market could adversely affect prevailing prices of the Common Stock.

Potential Effect of Penny Stock Rules on Liquidity of Common Stock. If our securities are not listed on the Nasdaq SmallCap market or certain other national securities exchanges and the price falls below $5.00, subsequent purchases of such securities will be subject to the requirements of the penny stock rules unless an exemption is available. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national securities exchanges or designated for quotation on the Nasdaq system). The penny stock rules require a broker-dealer to:

      (i) deliver a standardized risk disclosure document required by the SEC;

      (ii)  provide the customer with  (a)  current bid and offer quotations for the penny stock,

                                       (b)  the compensation of the broker-
                                            dealer and its salesperson in
                                            the transaction, and

                                       (c)  monthly account statements
                                            showing the market value of
                                            each penny stock held in the
                                            customer's account;

      (iii) make a special written determination that the penny stock is a suitable investment for the purchaser; and

      (iv)  receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our securities become subject to the penny stock rules, stockholders may find it more difficult to sell their securities. If our securities become subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities would be severely and adversely affected by limits on the ability of broker-dealers to sell the Company's securities and the ability of Selling Shareholders in this offering to sell their securities in the secondary market.


                            SELLING SHAREHOLDERS

      The following table sets forth the name and relationship to the Company of each Selling Shareholder and the number of shares of Common Stock which each Selling Shareholder (1) owned of record as of January 31, 1999; (2) is offering hereby for resale pursuant to this Prospectus; and
(3) the amount of Common Stock to be owned by each Selling Shareholder assuming the sale of all shares which may be sold pursuant to this Prospectus.

                                                                    Amount of
                                                                     Common        Percentage of
                           Owned as of      Offered for Resale     Stock to be     Common Stock
Name and Relationship      February 15,      Pursuant to this      Owned After      Owned After
    To the Company             1999            Prospectus)            Sales            Sales
---------------------      ------------     ------------------     -----------     -------------

Joseph Lussier
acquisition consultant        75,000              75,000                0               0%

David Dow, Esq.
legal advisor                 75,000              75,000                0               0%

Kerry Pope
acquisition consultant        16,000              16,000                0               0%


                            PLAN OF DISTRIBUTION

      We are registering the shares covered by this prospectus on behalf of the Selling Stockholders. All costs, expenses and fees in connection with the registration of these shares will be paid by us. Brokerage commissions, if any, attributable to the sale of these shares will be paid by the Selling Stockholders or their donees or pledgees. Sales of these shares may be effected from time to time in transactions (which may include block transactions) on the NASD's OTC Bulletin Board (or such other exchange on which the Securities are listed at the time of sale), in the over-the-counter market or otherwise, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated or other prices.

      The Selling Stockholders may also sell these shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or may pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts. Pursuant to this prospectus, the selling stockholders may also donate a certain de minimus number (as allowed by the Securities and Exchange Commission) of their shares of Common Stock, and such shares could be resold pursuant to rules set forth by the Commission. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The Selling Stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from each selling stockholder and/or the purchasers of the shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Liabilities under the federal securities laws cannot be waived. Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the shares, the Selling Stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act. Such regulation would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of the distribution until his, her or its participation in that distribution is completed. In addition, Regulation M prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

                                LEGAL MATTERS

Certain legal matters relating to the common stock have been passed upon for us by Francis D. Parisi, Esq. of Cranston, RI.

                                   EXPERTS

Our audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Berry, Dunn, McNeil & Parker of Manchester, NH, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                 PROSPECTUS

                       166,000 Shares of Common Stock

NO PERSON (INCLUDING ANY SALESMAN OR BROKER) IS AUTHORIZED TO PROVIDE ORALOR WRITTEN INFORMATION ABOUT THIS OFFERING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE INDICATED BELOW.

Table of Contents

Where You Can Find More Information                                       2

Cautionary Statement Regarding Forward-Looking Statements                 3

Prospectus Summary                                                        4
  Our Business
  Recent Developments

Risk Factors                                                              5
  Limited Operating History
  Limited Profitability
  Uncertain Market Acceptance.
  Limited Marketing Organization
  Need for Additional Capital
  Need for Qualified Personnel
  Absence of Dividends
  Dependence on Limited Management
  Control by Current Management
  Dilutive Effect of Stock Options and Stock Grants
  OTC Bulletin Board; Volatility of Price
  No Proceeds from the Offering
  Possible Future Sales of Shares by the Selling Shareholders
  Shares Eligible for Future Sale
  Potential Effect of Penny Stock Rules on Liquidity of Common Stock

Selling Stockholders                                                      9

Plan of Distribution                                                     10

Legal Matters                                                            11

Experts                                                                  12


                              FEBRUARY 16, 1999


                                   PART II
                                   -------

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3:  DOCUMENTS INCORPORATED BY REFERENCE

The information in the following documents which we have filed with the Commission (File No. 0- 17623) pursuant to the Exchange Act is incorporated by reference in this Registration Statement:

      (a) Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 1998;

      (b) Our Quarterly Report on Form 10-QSB for the quarterly period ended October 31, 1998;

      (c)   Our Current Reports on Form 8-K, filed on August 20, 1999

All documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering is incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date of the filing of those documents or reports. The information relating to us in this Registration Statement should be read together with the information in the documents incorporated by reference. Any statement contained in a document incorporated by reference herein, unless otherwise indicated therein, speaks as of the date of the document. Statements contained in this Registration Statement may modify or replace statements contained in the documents incorporated by reference.

ITEM 4:  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is permitted by Delaware law to indemnify any present or former director, officer, employee or agent against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he is adjudged liable for negligence or misconduct in the performance of his duties as a director, officer, employee or agent.

      In addition to such other rights of indemnification as they may have as directors or as members of the committee (the "Committee") administering the Company's 1999 Stock Compensation Plan (the "Plan"), under the terms of the Plan the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

      Prior to the effectiveness of the initial filing of this Registration Statement, an aggregate 166,000 shares of Common Stock were issued by the Company, to an aggregate 3 individuals in transactions not involving a public offering, and such offer and sale was therefore exempt pursuant to the provision of Section 4(2) under the Act.

ITEM 8:  EXHIBITS

Number      Description
------      -----------

3.1         Registrant's Certificate of Incorporation, as amended*

3.2         Registrant's By-Laws**

4.13        Registrant's 1999 Stock Compensation Plan

5.1         Opinion of Francis D. Parisi, Esq.

23.1        Consent of Berry, Dunn, McNeil & Parker

23.2        Consent of Francis D. Parisi, Esq. (included in Exhibit 5.1)

24.1        Power of Attorney (included on signature page)

<F*>  Incorporated by reference to the Registrant's Registration Statement
      Form 10 filed on April 17, 1989 (File No. 0- 17623), and Form 10-KSB for the fiscal year ended April 30, 1998 (File No. 0-17623), as filed with the SEC on August 14, 1998.

<F**> Incorporated by reference to the Registrant's Registration Statement
      Form 10 filed on April 17, 1989 (File No. 0- 17623).


ITEM 9:  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
                        (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3. and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Palm Desert, State of California, on February 16, 1999.


                                       PALM DESERT ART, INC.

                                       By: /s/ Hugh G. Pike
                                          -----------------
                                          Hugh G. Pike, President

      Know all persons by these presents, that each person whose signature appears below, constitutes and appoints Hugh G. Pike and, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8 and Form S-3 and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

      Signatures                            Title                            Date
      ----------                            -----                            ----

/s/ Hugh G. Pike           Chairman of the Board and President         February 16, 1999
----------------           (Principal Executive Officer)
Hugh G. Pike

/s/ William Smitherman     Treasurer (Principal Financial Officer)     February 16, 1999
----------------------
William Smitherman

/s/ Jurg Mullhaupt         Director                                    February 16, 1999
------------------
Jurg Mullhaupt

/s/ Allan S. Wolfe         Director                                    February 16, 1999
------------------
Allan S. Wolfe
